UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Suzano S.A.	Suzano Netherlands B.V.

(Exact name of each registrant as specified in its charter)

Not Applicable	Not Applicable

(Translation of registrant’s name into English)

The Federative Republic of Brazil	The Netherlands

(Jurisdiction of incorporation or organization)

Av. Professor Magalhaes Neto, 1,752 10th Floor, Rooms 1010 and 1011 Salvador, Brazil 41 810-012 Telephone: +55 (11) 3503-9000	Spaces Zuidas I, Office 4.10, Barbara Strozzilaan 201, 1083HN Amsterdam The Netherlands Telephone: +31 202 991 673

(Address and telephone number of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.       ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.      ☐

Securities Act registration statement file numbers to which this form relates: 333-286881 and 333-286881-02

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.500% Global Notes due 2036 (the “2036 Notes”)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 11 through 33 of the Prospectus dated April 30, 2025 included in the Registration Statement on Form F-3 of Suzano S.A. (the “Guarantor”), Suzano Austria GmbH (“Suzano Austria”) and Suzano Netherlands B.V. (the “Company”) (File Nos. 333- 286881, 333- 286881-01 and 333- 286881-02), as supplemented by the information under the headings “Risk Factors” and “Description of the Notes” on pages S-8 through S-12 and S-20 through S-28, respectively, of the related Prospectus Supplement, dated September 3, 2025.

Item 2.	Exhibits.

99(A). Prospectus dated April 30, 2025 incorporated by reference to the Registration Statement on Form F-3 of the Guarantor, Suzano Austria and the Company (File Nos. 333- 286881, 333- 286881-01 and 333- 286881-02).

99(B). Prospectus Supplement dated September 3, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 4, 2025.

99(C). Base Indenture dated September 10, 2025, among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025 (File No. 001-38755).

99(D). First Supplemental Indenture dated September 10, 2025, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025 (File No.001-38755).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

SUZANO S.A. (Registrant)

By:	/s/ Marcos Moreno Chagas Assumpção
Name: Marcos Moreno Chagas Assumpção
Title: Executive Vice-President of Finance and Investor Relations

By:	/s/ Maria Luiza de Oliveira Pinto e Paiva
Name: Maria Luiza de Oliveira Pinto e Paiva
Title: Executive Vice-President of Sustainability, Communication and Brand

SUZANO NETHERLANDS B. V. (Registrant)

	By:	/s/ Justo Jose Gomez Palmes
Name: Justo Jose Gomez Palmes
Title: Managing Director

	By:	/s/ Tiago Sousa Seixas
Name: Tiago Sousa Seixas
Title: Managing Director

September 10, 2025

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99(A)	Prospectus dated April 30, 2025 incorporated by reference to the Registration Statement on Form F-3 of the Guarantor, Suzano Austria and the Company (File Nos. 333- 286881, 333- 286881-01 and 333- 286881-02).

99(B)	Prospectus Supplement dated September 3, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on September 4, 2025.

99(C)	Base Indenture dated September 10, 2025, among the Company, the Guarantor and The Bank of New York Mellon, , incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025 (File No.001-38755).

99(D)	First Supplemental Indenture dated September 10, 2025, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on September 10, 2025 (File No.001-38755).